As filed with the Securities and Exchange Commission on January 10, 2014

Registration No. 333-192328

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 6
to
Form S-1
REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

Cypress Energy Partners, L.P.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1389	61-1721523
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

5727 S. Lewis Avenue, Suite 500
Tulsa, Oklahoma 74105
(918) 748-3900

(Address, Including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

G. Les Austin
Vice President and Chief Financial Officer
Cypress Energy Partners, L.P.
5727 S. Lewis Avenue, Suite 500
Tulsa, Oklahoma 74105
(918) 748-3900

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Ryan J. Maierson Latham & Watkins LLP 811 Main Street, Suite 3700 Houston, Texas 77002 (713) 546-5400	Joshua Davidson Hillary H. Holmes Baker Botts L.L.P. 910 Louisiana Street Houston, Texas 77002 (713) 229-1234

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

Cypress Energy Partners, L.P. is filing this Amendment No. 6 (the “Amendment”) to its Registration Statement on Form S-1 (Registration Statement No. 333-192328) as an exhibit only filing to re-file Exhibit 10.5 to include the disclosure schedules thereto and restate the list of exhibits set forth in Item 16 of Part II of the Registration Statement. Accordingly, this Amendment consists only of the facing page, this explanatory note, Part II of the Registration Statement, the signature page to the Registration Statements and the filed exhibits. The prospectus is unchanged and has been omitted.

Part II

Information Not Required in the Prospectus

Item 13. Other expenses of issuance and distribution

Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby. With the exception of the Securities and Exchange Commission registration fee, the FINRA filing fee and the NYSE filing fee, the amounts set forth below are estimates.

SEC registration fee	$11,664
FINRA filing fee	14,084
NYSE listing fee	125,000
Printing and engraving expenses	170,000
Fees and expenses of legal counsel	1,420,000
Accounting fees and expenses	1,190,000
Transfer agent and registrar fees	30,000
Miscellaneous	39,252
Total	$3,000,000

Item 14. Indemnification of directors and officers

Cypress Energy Partners, L.P.

Subject to any terms, conditions or restrictions set forth in the partnership agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other persons from and against any and all claims and demands whatsoever. The section of the prospectus entitled “The Partnership Agreement — Indemnification” discloses that we will generally indemnify officers, directors and affiliates of the general partner to the fullest extent permitted by the law against all losses, claims, damages or similar events and is incorporated herein by this reference.

The underwriting agreement to be entered into in connection with the sale of the securities offered pursuant to this registration statement, the form of which will be filed as an exhibit to this registration statement, provides for indemnification of Cypress Energy Partners, L.P. and our general partner, their officers and directors, and any person who controls our general partner, including indemnification for liabilities under the Securities Act.

Cypress Energy Partners, LLC

Subject to any terms, conditions or restrictions set forth in the limited liability company agreement, Section 18-108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Under the amended and restated limited liability agreement of our general partner, in most circumstances, our general partner will indemnify the following persons, to the fullest extent permitted by law, from and against any and all losses, claims, damages, liabilities (joint or several), expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings (whether civil, criminal, administrative or investigative):

•	any person who is or was an affiliate of our general partner (other than us and our subsidiaries);
•	any person who is or was a member, partner, officer, director, employee, agent or trustee of our general partner or any affiliate of our general partner;

•	any person who is or was serving at the request of our general partner or any affiliate of our general partner as an officer, director, employee, member, partner, agent, fiduciary or trustee of another person; and
•	any person designated by our general partner.

Our general partner will purchase insurance covering its officers and directors against liabilities asserted and expenses incurred in connection with their activities as officers and directors of our general partner or any of its direct or indirect subsidiaries.

Item 16. Exhibits

The following documents are filed as exhibits to this registration statement:

Exhibit number	Description
1.1**	Form of Underwriting Agreement
3.1**	Limited Partnership Agreement of Cypress Energy Partners, L.P.
3.2**	Form of First Amended and Restated Agreement of Limited Partnership of Cypress Energy Partners, L.P. (included as Appendix A to the Prospectus)
3.3**	Certificate of Formation of Cypress Energy Partners — TIR, LLC
3.4**	Form of Amended and Restated Limited Liability Company Agreement of Cypress Energy Partners — TIR, LLC
3.5**	Certificate of Formation of Cypress Energy Partners GP, LLC
3.6**	Form of Amended and Restated Limited Liability Company Agreement of Cypress Energy Partners GP, LLC
3.7**	Certificate of Limited Partnership of Cypress Energy Partners, L.P.
5.1**	Opinion of Latham & Watkins LLP as to the legality of the securities being registered
8.1**	Opinion of Latham & Watkins LLP relating to tax matters
10.1**	Form of Contribution, Conveyance and Assumption Agreement
10.2**	Form of Cypress Energy Partners, L.P. 2013 Long-Term Incentive Plan
10.3**	Form of Omnibus Agreement
10.4**	Form of Cypress Energy Partners, L.P. 2013 Long-Term Incentive Plan Phantom Unit Agreement
10.5	Credit Agreement
21.1**	List of Subsidiaries of Cypress Energy Partners, L.P.
23.1**	Consent of Ernst & Young LLP
23.2**	Consent of Ernst & Young LLP
23.3**	Consent of Grant Thornton LLP
23.4**	Consent of Latham & Watkins LLP (contained in Exhibit 5.1)
23.5**	Consent of Latham & Watkins LLP (contained in Exhibit 8.1)
23.6**	Consent of Prospective Director (John T. McNabb II)
23.7**	Consent of Prospective Director (Phil Gisi)
23.8**	Consent of Prospective Director (Charles C. Stephenson, Jr.)

Exhibit number	Description
23.9**	Consent of Prospective Director (Henry Cornell)

*	To be filed by amendment.
**	Previously filed.

Item 17. Undertakings

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that,

(i)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(ii)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant undertakes to send to each common unitholder, at least on an annual basis, a detailed statement of any transactions with Cypress Holdings or its subsidiaries (including the registrant’s general partner) and of fees, commissions, compensation and other benefits paid, or accrued to Cypress Holdings or its subsidiaries (including the registrant’s general partner) for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

The registrant undertakes to provide to the common unitholders the financial statements required by Form 10-K for the first full fiscal year of operations of the company.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on January 10, 2014.

Cypress Energy Partners, L.P.

By:	Cypress Energy Partners GP, LLC, its General Partner
By:	/s/ G. Les Austin G. Les Austin Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended this Registration Statement has been signed by the following persons in the capacities and the dates indicated.

Signature	Title	Date

/s/ Peter C. Boylan III Peter C. Boylan III	Chairman of the Board of Directors, Chief Executive Officer and President (Principal Executive Officer) and Director	January 10, 2014
/s/ G. Les Austin G. Les Austin	Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 10, 2014

Exhibit Index

Exhibit number	Description
1.1**	Form of Underwriting Agreement
3.1**	Limited Partnership Agreement of Cypress Energy Partners, L.P.
3.2**	Form of First Amended and Restated Agreement of Limited Partnership of Cypress Energy Partners, L.P. (included as Appendix A to the Prospectus)
3.3**	Certificate of Formation of Cypress Energy Partners — TIR, LLC
3.4**	Form of Amended and Restated Limited Liability Company Agreement of Cypress Energy Partners — TIR, LLC
3.5**	Certificate of Formation of Cypress Energy Partners GP, LLC
3.6**	Form of Amended and Restated Limited Liability Company Agreement of Cypress Energy Partners GP, LLC
3.7**	Certificate of Limited Partnership of Cypress Energy Partners, L.P.
5.1**	Opinion of Latham & Watkins LLP as to the legality of the securities being registered
8.1**	Opinion of Latham & Watkins LLP relating to tax matters
10.1**	Form of Contribution, Conveyance and Assumption Agreement
10.2**	Form of Cypress Energy Partners, L.P. 2013 Long-Term Incentive Plan
10.3**	Form of Omnibus Agreement
10.4**	Form of Cypress Energy Partners, L.P. 2013 Long-Term Incentive Plan Phantom Unit Agreement
10.5	Credit Agreement
21.1**	List of Subsidiaries of Cypress Energy Partners, L.P.
23.1**	Consent of Ernst & Young LLP
23.2**	Consent of Ernst & Young LLP
23.3**	Consent of Grant Thornton LLP
23.4**	Consent of Latham & Watkins LLP (contained in Exhibit 5.1)
23.5**	Consent of Latham & Watkins LLP (contained in Exhibit 8.1)
23.6**	Consent of Prospective Director (John T. McNabb II)
23.7**	Consent of Prospective Director (Phil Gisi)
23.8**	Consent of Prospective Director (Charles C. Stephenson, Jr.)
23.9**	Consent of Prospective Director (Henry Cornell)

*	To be filed by amendment.
**	Previously filed.